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                                                                    EXHIBIT 99.6

                                                                     [Execution]

                              SHAREHOLDER AGREEMENT

                  This Shareholder Agreement (this "Agreement") dated as of December 28, 2000 is by and between WEDGE Group Incorporated, a corporation organized under the laws of the State of Delaware ("WGI"), and Chicago Bridge & Iron Company N.V., a company organized under the laws of the Netherlands ("CB&I"), and certain shareholders.

                  WHEREAS, WGI, WGI Tyler, Inc., a Delaware corporation and wholly-owned subsidiary of WGI, CB&I and CB&I Tyler Company, a Delaware corporation and wholly-owned subsidiary of CB&I, are parties to that certain Purchase Agreement dated as of July 30, 2000 (as amended by an amendment thereto dated November 17, 2000, the "Purchase Agreement") pursuant to which CB&I and CB&I Tyler Company have agreed to purchase all of the issued and outstanding Capital Stock of Howe-Baker International, L.L.C.;

                  WHEREAS, following consummation of the transactions contemplated by the Purchase Agreement and the First Reserve Deal (as defined below), WEDGE and its Affiliates and Associates will own approximately 4,223,332 shares of CB&I Stock (as defined below), representing approximately 24% of the outstanding CB&I Stock;

                  WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that WGI and CB&I enter into this Agreement; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the Holders' Securities (as defined below) for the benefit of CB&I, its shareholders and other constituencies so as to serve the long-term interests of CB&I, its shareholders and other constituencies.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Certain Definitions.

                  "Affiliate" means any corporation, partnership or other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with any Holder or any Shareholder, as the case may be, and shall include any person acting on behalf of any Holder or any Shareholder or Affiliate of any of them, as the case may be. For purposes of the preceding sentence, "control" (including the terms "controlling,"


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"controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause direction of management and policies of a person through ownership of securities, by contract, pursuant to a voting trust or otherwise. Notwithstanding the foregoing, a company will not be an Affiliate of WGI due solely to a minority stock or board position.

                  "Applicable Acceptance Period" has the meaning provided in
Section 5.01(c).

                  "Articles of Association" means the articles of association of CB&I, as amended from time to time.

                  "Assignee" means an assignee or transferee of WGI pursuant to
Section 7.01.

                  "Associate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

                  A Person shall be deemed to "beneficially own," to have "beneficial ownership" of, or to be "beneficially owning" any Securities (which Securities shall also be deemed "beneficially owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Business Combination" means a merger, combination or consolidation (whether or not CB&I or a Subsidiary of CB&I is the surviving entity in such transaction), tender offer or share exchange (whether for all or part of the outstanding Securities of CB&I or any Subsidiary), business combination, sale of significant assets, dissolution, liquidation or similar transaction involving CB&I or any Subsidiary or division of CB&I.

                  "CB&I Stock" means the common stock, NLG .01 par value per share, of CB&I.

                  "Commission" means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                  "Competitor" means any Person or any of such Person's Affiliates or Associates who has as a significant business activity (i) the design and engineering, fabrication, field erection or repair of bulk liquid terminals, storage tanks, process vessels, low temperature or cryogenic storage facilities, or other steel plate structures and their associated systems, or
(ii) the provision of engineering services (including plant engineering, procurement and construction services) or specialized equipment similar to that provided by HBI or the HBI Subsidiaries.

                  "Continuing Directors" means, as of any date of determination, any member of the Supervisory Board who (i) was a member of the Supervisory Board on the date of this Agreement or (ii) was nominated for election to the Supervisory Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or who was elected or appointed in the ordinary course by Continuing Directors or other directors so elected or appointed.


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                  "Demand Registration" has the meaning provided in Section
3.01(a).

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "FRF Designee" has the meaning provided in Section 6.01(a).

                  "First Offer" has the meaning provided in Section 5.01(a).

                  "First Reserve" means First Reserve Fund VIII, L.P., a Delaware limited partnership.

                  "First Reserve Deal" means the transaction contemplated by that certain Stock Purchase Agreement dated July 30, 2000 between WGI and First Reserve, as amended by an amendment thereto dated October 31, 2000, pursuant to which WGI or its Affiliates is Transferring to First Reserve or an Affiliate thereof 4,323,333 shares of CB&I Stock substantially contemporaneously with the execution of this Agreement, and in connection with which CB&I and First Reserve are entering into the First Reserve Shareholder Agreement.

                  "First Reserve Shareholder Agreement" means that certain Shareholder Agreement of even date hereof between CB&I and First Reserve.

                  "Holder" means WGI, its Affiliates and its Assignees as permitted by Section 7.01 hereof, holding Holders' Securities or securities convertible into, exchangeable or exercisable for Holders' Securities.

                  "Holders' Securities" means (i) any shares of CB&I Stock held by a Holder on the date hereof, (ii) any other Securities held by a Holder on the date hereof or acquired hereafter and (iii) any shares of stock issued or issuable in respect of such CB&I Stock or other Securities upon any Recapitalization, in each case, held by Holders or any Affiliate of any Holder; provided however, that Holders' Securities shall not include shares sold in a transaction in which the rights conferred by this Agreement are not assigned or transferred as provided in Section 7.01 hereof.

                  "Indemnified Party" has the meaning provided in Section
3.06(c).

                  "Indemnifying Party" has the meaning provided in Section 3.06(c).

                  "Independent Director" means any individual who (i) qualifies as a "non-employee director" as defined in Rule 16b-3(b)(3)(i) promulgated by the Commission under the Exchange Act and (ii) is not a "person associated with the issuer" as defined in Appendix X of the Listing and Issuing Rules of Euronext Amsterdam N.V., where, for purposes of both such definitions, "issuer" is deemed to refer both to WGI and its Affiliates and to CB&I and its Affiliates.


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                  "Institutional Investor" means a bank, investment company, insurance company, as those terms are used in Rule 13(d)-1(b) of the Exchange Act, or similar financial institution or any other Person that does not acquire Voting Securities for the purpose of or having the effect of changing or influencing the control of an issuer or in connection with or as a participant in any transaction having such purpose or effect, and that would be eligible to file, on the date of Transfer and after giving effect, to such Transfer, a
Schedule 13G statement under the Exchange Act with respect to all Voting Securities.

                  "Noninvestor Director" has the meaning provided in Section 6.01(a).

                  "Notice of Exercise" has the meaning provided in Section 5.01(c).

                  "Notice of Intention" has the meaning provided in Section 5.01(b).

                  "Offered Shares" has the meaning provided in Section 5.01(b).

                  "Offer Price" has the meaning provided in Section 5.01(b).

                  "outstanding", when used in reference to equity or Voting Securities, means all such equity or Voting Securities issued and held by Persons other than CB&I.

                  "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

                  "Piggyback Registration" has the meaning provided in Section 3.02(a).

                  "Recapitalization" means any stock split, stock dividend, stock combination, a significant recapitalization, reorganization, or restructuring, or similar event involving CB&I or any Significant Subsidiary (as defined in Regulation S-X of the Commission) of CB&I.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and all applicable blue sky or other national, state or provincial securities laws), and the declaration or ordering of the effectiveness of such registration statement (and qualification or compliance with such laws).

                  "Registration Expenses" has the meaning provided in Section 3.04(b).

                  "Securities" means (i) any and all securities issued and outstanding by CB&I at any time, (ii) any shares of stock issued or issuable in respect of such securities and (iii) any right to acquire by contract or otherwise from CB&I or any Person, and whether or not then exercisable, any security described in (i) or (ii).


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                  "Securities Act" means the United States Securities Act of
1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Holder" means each Holder who holds Holders' Securities to be included in a registration statement under the Securities Act pursuant to this Agreement.

                  "Shareholder" means a holder of Securities other than a Holder.

                  "Significant Transaction" means any transaction or activity that results in, or is intended to result in, or may reasonably be expected to result in, (i) the acquisition by any Person, alone or together with such Person's Affiliates and Associates, of 33-1/3% or more of the Voting Securities outstanding after such acquisition; (ii) any sale of all or substantially all of CB&I's assets; (iii) any Business Combination in which CB&I is not the surviving entity; (iv) any Business Combination or Recapitalization in which the shareholders of CB&I (other than the Holders) immediately prior to such Business Combination or Recapitalization own less than 33-1/3% of the Voting Securities outstanding after such event; and (v) any change in the Supervisory Board not consistent with Article VI of this Agreement or which would result in a majority of the members of the Supervisory Board not being Continuing Directors.

                  "Supervisory Board" means the Board of Supervisory Directors of CB&I.

                  "Third Party" means a Person other than CB&I, a Holder, a Shareholder or their respective Affiliates.

                  "Transfer" means, with respect to all or any part of the Securities, to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Securities, or enter into any agreement, arrangement or understanding with respect to the foregoing.

                  "Voting Securities" means Securities then outstanding which ordinarily have voting power for the election of directors (or Persons performing similar functions) of CB&I, whether at all times or only so long as no senior class of Securities has such voting power by reason of any contingency.

                  "WGI Designee" has the meaning provided in Section 6.01(a).

        Section 1.02 Other Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement.


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                                   ARTICLE II
                        STANDSTILL AND VOTING PROVISIONS

         Section 2.01 Agreement of WGI. Unless specifically requested or permitted in writing in advance by the Supervisory Board, WGI agrees that, so long as this Agreement remains in effect, and except as contemplated elsewhere herein, neither it nor any of its Affiliates or Associates shall, directly or indirectly:

         (a) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, any Securities, except (i) as a result of a stock split, stock dividend or Recapitalization approved by the Supervisory Board, (ii) in connection with a Business Combination approved by the Supervisory Board, or (iii) if, as a result of such acquisition, WGI and its Affiliates and Associates would beneficially own in the aggregate no more than 10.1% of the total number of shares of Voting Securities outstanding;

         (b) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, directly or indirectly, a material portion of assets of CB&I or any of its Subsidiaries;

         (c) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to effect, directly or indirectly, alone or with any other Person, (i) any form of Business Combination or joint venture transaction involving CB&I or any Affiliate thereof, or (ii) any Recapitalization or similar transaction with respect to CB&I or any Affiliate thereof;

         (d) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to make, directly or indirectly, any merger, tender or exchange offer, consolidation, share exchange for any Securities, or disclose an intent, purpose, plan or proposal with respect to CB&I, any of its Affiliates or any Securities inconsistent with the provisions of this Agreement;

         (e) initiate, cause, encourage, "solicit," or become a "participant" in the "solicitation" of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) in opposition to the recommendation of the majority of the Supervisory Board or become a "participant" in an election contest with respect to the election of directors of CB&I or with respect to any Significant Transaction;

         (f) initiate, solicit (or participate in a solicitation) or propose the approval of one or more shareholder proposals with respect to CB&I or any of its Affiliates or induce or encourage or attempt to induce or encourage any other Person to initiate any such shareholder proposal;

         (g) form, join, or in any way participate in, or encourage the formation, of a partnership, limited partnership, syndicate or other "group" (as defined in Section 13(d)(3) of the Exchange Act) or "person" (as defined in
Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act) or enter into any contract, arrangement, understanding or relationship or otherwise act in concert with any other Person for the purpose of acquiring or voting Securities;


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         (h) except as expressly provided in Article VI herein, seek election to or seek to place a representative on the Supervisory Board of CB&I or any of its Affiliates or seek the removal of any member of the Supervisory Board of CB&I or any of its Affiliates;

         (i) except for participation by any WGI Designee on the Supervisory Board, act in concert with any other Person not an executive of CB&I to seek to affect the management or Supervisory Board of CB&I or any of its Affiliates or the business, operations or affairs of CB&I or any of its Affiliates;

         (j) request CB&I to, or seek to cause CB&I (or its directors) to, call any meeting of the shareholders of CB&I or any of its Affiliates;

         (k) grant or agree to grant any proxy or other voting power to any Person other than CB&I or the Persons designated by CB&I to vote at any meeting of the shareholders of CB&I, or deposit any Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

         (l) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement;

         (m) make any public statements (or statements that must be publicly disclosed) inconsistent with the provisions of this Agreement;

         (n) (i) disclose any intention, enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or (ii) initiate, advise, assist, induce or attempt to induce, encourage or influence another Person to take any action with respect to any of the foregoing or take any other action inconsistent with the foregoing; or

         (o) request a waiver, modification or amendment by the Supervisory Board or CB&I of any of the foregoing restrictions.

         Nothing in this Section 2.01 shall be construed to limit the right of any director to communicate with any member of the Supervisory Board, any executive officer of CB&I, counsel to CB&I or auditors for CB&I, as may be necessary in such director's reasonable judgment, for the normal conduct and discharge of such director's duties as a CB&I director in such manner as will preserve the confidentiality thereof and will not result in an obligation of CB&I or WGI or any of their respective Affiliates to make a public disclosure with respect thereto. Nothing in this Article II or in Article IV is intended to disadvantage WGI from receiving securities, rights to acquire securities, or other assets available to other shareholders on a pro rata basis in a Recapitalization or Business Combination, provided that WGI is in material compliance with the relevant provisions and restrictions of this Agreement.


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         Section 2.02 Business Combinations. (a) WGI agrees that, so long as this Agreement remains in effect, with respect to any proposed Business Combination or Recapitalization involving CB&I or any Affiliate of CB&I and any third party, each class of Holders' Securities owned by WGI and its Affiliates and Associates will only be voted, or tendered or exchanged (or withheld or withdrawn from tender or exchange), and WGI and its Affiliates and Associates will otherwise act, only in accordance with the recommendation of the Supervisory Board (and any special committee of the Supervisory Board constituted for the purpose of evaluating one or more such proposals). Subject to such restriction, WGI shall not be prohibited by the provisions of Section
2.01 from submitting a competing Business Combination or Recapitalization proposal to the Supervisory Board in the event that the Supervisory Board publicly announces its determination to recommend a Significant Transaction to CB&I shareholders subsequent to the Effective Time.

         (b) The parties hereto agree that the Articles of Association shall be amended (i) to provide that any affiliate transaction involving WGI or its Affiliates or any Business Combination with a Third Party or Recapitalization otherwise requiring a shareholder vote shall require approval by at least 80% of the Voting Securities then outstanding at a time when any Person (and its Affiliates and Associates) or "group" owns 15% or more of the Voting Securities then outstanding, and (ii) in such other respects listed on Annex A hereto as is necessary or desirable to carry out the provisions and purposes of this Agreement.

         Section 2.03 Voting of Holders' Securities. WGI agrees that during the term of this Agreement, with respect to any matter presented to shareholders of CB&I for vote or approval (whether at a meeting or by written consent), each class of Holders' Securities owned by WGI and its Affiliates and Associates shall be present and voted (i) "for" the nominees recommended by the Supervisory Board, provided CB&I is in compliance with the terms of Section 6.01 of this Agreement, and (ii) "for" any proposal which is recommended by the Supervisory Board and "against" any proposal that is not recommended by the Supervisory Board; provided, however, that WGI and its Affiliates may, in their sole discretion, vote the Securities held by them on any matter involving (i) the appointment of auditors; (ii) the adoption of any Rights Agreement or any other "poison pill" or similar shareholder rights plan which would preclude Seller from effecting any transaction otherwise permitted herein; (iii) the migration of CB&I from its current Organization State to any other Organization State (other than in connection with a Business Combination with a Third Party); (iv) the conversion of CB&I from its current corporate form to any other corporate form (other than in connection with a Business Combination with a Third Party); or (v) the amendment of the Articles of Association as to matters not contemplated by this Agreement which would have a disproportionate material and adverse effect on WGI versus other CB&I shareholders not contemplated by this Agreement. The provisions of this Section 2.03 shall apply to both the casting of votes at general meetings of shareholders and any execution of shareholder action by written consent. WGI agrees, and shall cause its Affiliates, to execute and deliver to the Secretary of CB&I not later than 20 days prior to the date of any general meeting of shareholders of CB&I a proxy (in such form as provided by and on behalf of the Supervisory Board) representing all Voting Securities beneficially owned by WGI and its Affiliates and Associates voted in accordance with the provisions of this Section 2.03 and this Agreement.


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                                  ARTICLE III
                               REGISTRATION RIGHTS

         Section 3.01 Demand Registration.

         (a) Subject to the terms of this Agreement, at any time after the date hereof, the Holders of at least 75% of the then outstanding Holders' Securities may request registration under the Securities Act of all or part of their Holders' Securities on Form S-1 or S-3 or any similar registration (other than a shelf registration); provided, that any such request shall cover either (i) at least 20% of such Holders' Securities calculated as of the date of this Agreement or (ii) such smaller number to the extent it represents all of the remaining Holders' Securities. Within ten (10) days after receipt of any request pursuant to this Section 3.01, CB&I will give written notice of such request to all other Holders of Holders' Securities and will include in such registration all Holders' Securities with respect to which CB&I has received written requests for inclusion within thirty (30) days after delivery of CB&I's notice. All registrations requested pursuant to this Section 3.01 are referred to herein as "Demand Registrations."

         (b) CB&I will not include in any Demand Registration any Securities which are not Holders' Securities without the written consent of the Holders of a majority of the Holders' Securities to be included in such Demand Registration. If a Demand Registration is an underwritten public offering and the managing underwriters advise CB&I in writing that in their opinion the inclusion of the number of Holders' Securities and other Securities requested to be included creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration, prior to the inclusion of any Securities which are not Holders' Securities, the number of Holders' Securities requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective Holders of Holders' Securities on the basis of the number of Holders' Securities owned by such Holders, with further successive pro rata allocations among the Holders of Holders' Securities if any such Holder of Holders' Securities has requested the registration of less than all such Holders' Securities such Holder is entitled to register.

         (c) Notwithstanding any of the foregoing, CB&I shall not be obligated to effect any Demand Registration as follows:

                  (i) CB&I will not be obligated to effect more than one Demand Registration within any twelve month period;

                  (ii) CB&I will not be obligated to effect any Demand Registration during the period starting on the date 60 days prior to CB&I's estimated date of filing of, and ending on the


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date 90 days immediately following the effective date of, any registration statement pertaining to Securities of CB&I sold by CB&I, provided that CB&I is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that CB&I may not, pursuant to this Section 3.01(c)(ii), delay implementation of a Demand Registration more than once in any twelve (12) month period;

                  (iii) With respect to any Demand Registration, if (A) the Supervisory Board reasonably and in good faith determines that such filing would be materially detrimental to CB&I or require a disclosure of a material fact that might reasonably be expected to have a Material Adverse Effect on CB&I or on any plan or proposal by CB&I or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction and (B) CB&I shall furnish the Holders of Holders' Securities who have requested a Demand Registration a certificate signed by an executive officer of CB&I to such effect, CB&I may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration; provided, however, that CB&I may not postpone the filing or effectiveness of a registration statement for a Demand Registration for more than ninety (90) days during any twelve (12) month period; and

                  (iv) CB&I will not be obligated to effect any Demand Registration after CB&I has effected two (2) Demand Registrations pursuant to this Section 3.01, and such registrations have been declared or ordered effective.

         Section 3.02 Piggyback Registration.

         (a) Whenever CB&I proposes to register any of its Securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Holders' Securities (a "Piggyback Registration") (except Forms S-8 or S-4), CB&I will give written notice, at least thirty (30) days prior to the proposed filing of a registration statement, to all Holders of the Holders' Securities of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Holders' Securities (in accordance with the priorities set forth in Sections 3.02(b) and 3.02(c) below) with respect to which CB&I has received written requests for inclusion within fifteen (15) days after the delivery of CB&I's notice, specifying the number of Securities intended to be registered.

         (b) If a Piggyback Registration is an underwritten primary registration on behalf of CB&I and the managing underwriters advise CB&I in writing that in their opinion the number of Securities requested to be included in the registration creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration first, the securities that CB&I proposes to sell, second, the Holders' Securities requested to be included in such registration under this Agreement together with any Holders' Securities requested to be included in such registration under the First Reserve Shareholder Agreement, pro rata among all the Holders of such Holders' Securities on the basis of the number of shares which are owned by


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such Holders, and third, other Securities requested to be included in such registration to be allocated pro rata among the holders thereof.

         (c) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of CB&I's securities and the managing underwriters advise CB&I in writing that in their opinion the number of Securities requested to be included in the registration creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration first, the Securities requested to be included therein by the holders requesting such registration if and only if pursuant to a demand registration exercised by PDM, second, the Securities requested to be included therein by the holders requesting such registration, and the Holders' Securities requested to be included in such registration under this Agreement together with any Holders' Securities requested to be included in such registration under the First Reserve Shareholder Agreement, pro rata among all the holders of such securities on the basis of the number of shares of Securities or Holders' Securities which are owned by such holders, and third, other Securities requested to be included in such registration.

         (d) If CB&I has previously filed a registration statement with respect to Holders' Securities pursuant to Section 3.01 or pursuant to this Section 3.02, and if such previous registration has not been withdrawn or abandoned, CB&I will not file or cause to be effected any other registration of any of its Securities or Securities convertible or exchangeable into or exercisable for its Securities under the Securities Act (except on Form S-8 or Form S-4 or any successor form thereto), whether on its own behalf or at the request of any holder or holders of such Securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

         Section 3.03 Right to Terminate Registration. CB&I shall have the right to terminate or withdraw any registration initiated by it under Section 3.02 prior to the effectiveness of such registration provided that no Holder has elected to include Holders' Securities in such registration.

         Section 3.04 Expenses of Registration.

         (a) CB&I will pay all Registration Expenses for Demand Registrations pursuant to Section 3.01 and for an unlimited number of Piggyback Registrations pursuant to Section 3.02, provided, however, that CB&I shall not be obligated to pay more than $400,000 in the aggregate for Registration Expenses with respect to Demand Registrations. A registration will not count as one of the CB&I paid Demand Registrations until it has become effective; provided, however, that in any event CB&I will pay all Registration Expenses in connection with any registration initiated as a Demand Registration for which CB&I was obligated to pay. In excess of $400,000, the Registration Expenses for Demand Registrations shall be borne by the Holders of Holders' Securities to be registered thereunder pro rata based on the number of Holders' Securities and other Securities requested or permitted to be included in such registration pursuant to the terms of this Agreement. If WGI effects a Piggyback Registration right hereunder relating to a Demand Registration by First Reserve under the First Reserve Shareholder Agreement, WGI


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agrees to share pro rata with First Reserve any Registration Expenses which exceed the amount CB&I is obligated to pay, and CB&I will cause any other Person which has a right to effect a Piggyback Registration relating to a Demand Registration by WGI hereunder to agree to similarly share such Registration Expenses.

         (b) Except as provided in Section 3.04(a) hereof, all expenses incident to CB&I's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for CB&I and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by CB&I (all such expenses being herein called "Registration Expenses"), will be borne by CB&I, provided that CB&I shall not be required to pay sales commissions, discounts or transfer taxes or the cost of legal counsel for the Holders. In addition, CB&I will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by CB&I, and the expenses and fees for listing the Securities to be registered on each securities exchange. If the registration request is subsequently withdrawn at the request of a majority of the Holders of Holders' Securities to be registered, the Holders of Holders' Securities shall forfeit their right to reimbursement of expenses with respect to one Demand Registration unless the Holders of Holders' Securities to be registered pay for all of the Registration Expenses for such withdrawn registration or unless such registration is withdrawn due to a material adverse change in the operations or results of CB&I.

         Section 3.05 Registration Procedures. Whenever the Holders of Holders' Securities have requested that any Holders' Securities be registered pursuant to this Agreement, CB&I will use its reasonable best efforts to effect the registration and sale of such Holders' Securities in accordance with the intended method of disposition thereof and, pursuant thereto, CB&I will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such Holders' Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, CB&I will furnish copies of all such documents proposed to be filed to the counsel or counsels for the Selling Holders of the Holders' Securities covered by such registration statement);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective until the earlier of such time as all of such Holders' Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of 135 days after such registration statement becomes effective (provided that such 135-day period shall be extended (i) in the case of a Demand Registration for such number of days that equals the number of days elapsing from (A) the date written notice contemplated by Section 3.05(e) hereof is given by CB&I to (B) the date on which CB&I delivers to the Selling Holders the supplement or amendment contemplated by Section 3.05(e) hereof and (ii) for a period of time equal to the period the Holder refrains from selling any Holders' Securities included in such registration at the request of CB&I or an underwriter), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

         (c) furnish to each Selling Holder of Holders' Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Holders' Securities owned by such Selling Holder;

         (d) use its reasonable best efforts to register or qualify such Holders' Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Holders' Securities owned by such Selling Holder (provided that CB&I will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction);

         (e) notify each Selling Holder of such Holders' Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, CB&I will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holders' Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Holders' Securities to be listed on each securities exchange on which similar securities issued by CB&I are then listed or if no such securities are then listed, such securities exchange as the Selling Holders of a majority of the Holders' Securities included in such registration may request;

         (g) provide a transfer agent and registrar for all such Holders' Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Selling Holders of a majority of the Holders' Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Holders' Securities (including, but not limited to, effecting a stock split or a combination of shares);

         (i) make available for inspection by any Selling Holder of Holders' Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of CB&I, and cause CB&I's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by CB&I and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any Selling Holder of Holders' Securities except to the extent disclosure of such records, information or documents is required by written order of a court or other governmental authority having jurisdiction;

         (j) advise each Selling Holder of such Holders' Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such matters as such counsel and underwriters may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of CB&I addressed to the underwriters, covering such matters as such accountants and underwriters may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of CB&I included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

         Section 3.06 Indemnification; Contribution.

         (a) By CB&I. To the extent permitted by law, (i) CB&I will indemnify each Selling Holder, each of its officers and directors, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information furnished in writing to CB&I by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after CB&I has furnished such Holder with a sufficient number of copies of the same), or any violation by CB&I of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CB&I in connection with any such registration, qualification or compliance, and (ii) CB&I will reimburse each such Selling Holder, each of its officers, directors, and each person controlling such Selling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided, in the case of (i) and
(ii), any indemnification by CB&I shall be proportionate to reflect the relative fault of CB&I on the one hand, and the Selling Holder on the other, with respect to the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities or action in respect thereof, as well as any other equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CB&I or the Selling Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to stock ownership in CB&I.

         (b) By Selling Holders. To the extent permitted by law, each Selling Holder (i) will indemnify CB&I, each of its officers and directors, and each underwriter, if any, of Securities covered by such a registration statement, each person who controls CB&I or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, each of its officers and directors, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse CB&I, such Selling Holders, such officers, directors, partners, legal counsel, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, but, in the case of (i) and (ii), only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CB&I for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

         (c) Procedure for Indemnification. Each party indemnified under subsection (a) or (b) of this Section 3.06 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection
(a) or (b) of this Section 3.06, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 3.06 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) Contribution. If the indemnification provided for in this Section
3.06 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand, or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in CB&I. In no event, however, shall a Selling Holder be required to contribute in excess of the amount of the net proceeds received by such Selling Holder in connection with the sale of Holders' Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Conflicts and Controlling Language. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         Section 3.07 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its Securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The foregoing notwithstanding, with respect to any of the documents and/or agreements referred to in this Section 3.07, (i) no Selling Holder of Holders' Securities shall be required to make any representations and warranties with respect to or on behalf of CB&I or any other shareholder of CB&I and (ii) the liability of any holder of Holders' Securities shall be limited as provided in Section 3.06(b).

         Section 3.08 Information by Selling Holder. Selling Holders shall promptly furnish to CB&I such information regarding such Selling Holders as shall be necessary to enable CB&I to comply with the provisions hereof in connection with any registration referred to in this Agreement.

         Section 3.09 Rule 144 Reporting. At the request of any Selling Holder of Holders' Securities who proposes to sell securities in compliance with Rule 144 of the Commission, CB&I will (i) forthwith furnish to such Selling Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the Selling Holders of Holders' Securities to make sales pursuant to Rule 144.

         Section 3.10 Consistent Restrictions on Transfer. CB&I shall be permitted, and it shall not constitute a breach of the terms of this Article III, to impose restrictions on transfer of Holders' Securities under a registration statement consistent with the terms of Article IV hereof.

                                   ARTICLE IV
                        TRANSFERS OF HOLDERS' SECURITIES

         Section 4.01 Restrictions on Transfer.

         (a) During the term of this Agreement, WGI agrees that it will not, and it will cause each of its Affiliates who acquire Holders' Securities pursuant to
Section 4.02(d) of this Agreement not to, (i) Transfer any Holders' Securities, except as permitted by or in accordance with this Agreement, or (ii) convert registered shares of Holders' Securities into bearer shares of Holders' Securities or acquire beneficial ownership of bearer shares of Holders' Securities, and the parties hereby agree that notwithstanding the provisions of the Articles of Association, WGI will not request and CB&I will not be bound to honor a request for such conversion. All Holders' Securities will be held in certificated form.

         (b) Except for Transfers pursuant to Section 4.02, WGI and its Affiliates may not, without the prior written consent of CB&I, transfer any Holders' Securities to any Person who WGI or its Affiliates has reason to believe after reasonable investigation (which shall include receipt of appropriate written representations from the proposed transferee and a review of statements filed with the Commission pursuant to Section 13(d) of the Exchange
Act) (i) either has filed a Schedule 13D under the Exchange Act with respect to CB&I or would be required to file a Schedule 13D under the Exchange Act with respect to CB&I due to a change in intent or percentage ownership, (ii) as a result of such Transfer, would beneficially own more than 10% of Voting Securities then outstanding, or (iii) is a Competitor.

         Section 4.02 Exceptions to Restrictions. Subject to all applicable laws, the restrictions on Transfer set forth in Section 4.01 hereof shall not apply to any of the following:

         (a) a Transfer of some or all of the Holders' Securities pursuant to a bona fide underwritten public offering;

         (b) a Transfer of some or all of the Holders' Securities as permitted under Rule 144 of the Securities Act in an unsolicited "broker's transaction" (as defined in Rule 144) on a securities exchange in compliance with the volume limitations of Rule 144 where WGI has no knowledge that the purchaser of such Securities is any of the Persons described in subsections 4.01(b)(i), (ii) or
(iii) above;

         (c) a Transfer of some or all of the Holders' Securities in any Business Combination or Recapitalization which is recommended to shareholders of CB&I by the Supervisory Board;

         (d) a Transfer of some or all of the Holders' Securities to an Affiliate of WGI, provided that such Affiliate shall agree to the provisions of this Agreement and WGI will remain liable for the performance by such Affiliate of its obligations under this Agreement;

         (e) a Transfer of some or all of the Holders' Securities in connection with a pledge or hypothecation to a financial institution to secure a bona fide loan; provided, however, that any foreclosure or enforcement of such pledge or hypothecation by the pledgee shall be subject to the procedures set forth in
Article V; and

         (f) a Transfer or Transfers, once per calendar quarter, to any Institutional Investor which, together with its Affiliates as a result of such Transfer, would beneficially own Securities not representing more than 5% of Voting Securities.

         Section 4.03 Other Transfers. In the event that WGI desires to Transfer the Holders' Securities in a manner not specifically permitted under Section
4.02 of this Agreement, WGI may submit a written Notice of Intention to CB&I in accordance with the procedures set forth in Article V.

         Section 4.04 Improper Transfer. Any attempt to Transfer any shares of Holders' Securities during the term of this Agreement not in accordance with this Agreement will be null and void and CB&I will not give, nor permit the transfer agent of CB&I to give, any effect to such attempted Transfer in its stock records.

         Section 4.05 Restrictive Legend.

         (a) A copy of this Agreement will be filed with the Secretary of CB&I and kept with the records of CB&I. All certificates representing shares of Holders' Securities hereafter issued to or acquired by WGI or its Affiliates will bear the following legend noted conspicuously on such certificates:

         "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS

         AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF DECEMBER 28, 2000 BETWEEN THE COMPANY AND WEDGE GROUP INCORPORATED (THE "SHAREHOLDER AGREEMENT"). NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE."

         (b) Until such time as the Holders' Securities have been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 under the Securities Act, the certificates representing the Holders' Securities (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

         (c) CB&I may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Holders' Securities in order to implement the restrictions set forth in this Article IV.

         (d) In the event WGI acquires any other or additional Holders' Securities, WGI will submit all certificates representing such Holders' Securities to CB&I so that the legend or legends required by this Section 4.05 may be placed thereon.

                                    ARTICLE V
                              RIGHTS OF FIRST OFFER

         Section 5.01 Sale by WGI.

         (a) Except for Transfers permitted by Section 4.02, during the term of this Agreement, WGI shall not, and shall cause each of its Affiliates not to, sell any shares of Holders' Securities to any Person until it has first made an offer (the "First Offer") to sell such shares to CB&I in accordance with this
Article V and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined).

         (b) The First Offer to CB&I shall be set forth in the form of a notice made in writing (the "Notice of Intention") to the Chief Financial Officer (fax
(815) 439-6010) or General Counsel (fax (815) 439-6600) of CB&I setting forth
(i) WGI's desire to make a sale; (ii) the number of shares of Holders' Securities proposed to be sold (the "Offered Shares"); and (iii) the price (the "Offer Price") and other terms on which the Holders' intend to offer to sell the Offered Shares.

         (c) Upon receipt of the Notice of Intention, CB&I will have the right to purchase the Offered Shares at the Offer Price, exercisable by the delivery of an acceptance in the form of a notice in writing to WGI by CB&I (the "Notice of Exercise") at any time within one business day from the date of CB&I's receipt of the Notice of Intention (the "Applicable Acceptance Period"). In any case, CB&I will use its best efforts to respond as promptly as possible to any Notice of Intention and, at the request of WGI, may, in its sole discretion, provide advance approval of certain Transfers or a waiver of its rights under this Article V. The right of CB&I to purchase the Offered Shares will terminate if such Notice of Exercise is not delivered within the Applicable Acceptance Period or if CB&I sooner notifies WGI that it declines to exercise such right. CB&I may assign its right to purchase the Offered Shares pursuant to a specific Notice of Intention, once received by CB&I, to any Person, but may not otherwise assign its rights under this Article V.

         (d) In the event that CB&I exercises its right to purchase the Offered Shares in accordance with Section 5.01(c) hereof, then WGI must sell, and CB&I must purchase, the Offered Shares to CB&I at the Offer Price within thirty (30) days from the date of receipt of the Notice of Exercise delivered by CB&I, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

         Section 5.02 Purchase of the Offered Shares. In the event CB&I rejects the First Offer or fails to deliver a Notice of Exercise within the Applicable Acceptance Period, then WGI and its Affiliates may sell such Offered Shares at the Offer Price or higher within sixty (60) days after the delivery of such rejection or, in the case of a failure to deliver a Notice of Exercise, within sixty (60) days after the expiration of the Applicable Acceptance Period, subject to the other terms and conditions of this Agreement. If WGI and its Affiliates do not sell all of the Offered Shares during such sixty (60) day period, any unsold

Offered Shares shall again become subject to the Right of First Offer contained in this Article V.

                                   ARTICLE VI
                              BOARD REPRESENTATION

         Section 6.01 Supervisory Board Composition. (a) As part of the transactions contemplated by the Purchase Agreement and the First Reserve Deal, pursuant to resolutions adopted by the Supervisory Board and by CB&I shareholders at the December 15, 2000 Shareholders' Meeting, (i) the number of directors comprising the Supervisory Board increased from eight (8) to twelve
(12) members and (ii) two (2) WGI director nominees, Michael D. Winfield and William H. White (whom WGI had designated, together with a back-up nominee for each position, prior to the mailing of the CB&I Proxy Statement), were appointed to serve, effective three days after the date hereof, in the classes of Supervisory Board directors expiring in 2001 and 2002, respectively. Directors nominated by WGI pursuant to this Article VI are referred to herein as "WGI Designees," directors nominated by First Reserve pursuant to the First Reserve Shareholder Agreement are referred to herein as "FRF Designees" and all other directors are referred to herein as "Noninvestor Directors".

         (b) Beginning with CB&I's 2001 annual general meeting of shareholders and at each shareholders meeting for the appointment of directors thereafter at a time when WGI and its Affiliates and Associates beneficially own at least
17 1/2% of Voting Securities (which for this purpose shall exclude derivative Securities) then outstanding, CB&I will cause the Supervisory Board to include as nominees for directors (pursuant to a binding nomination, if permitted by the Articles of Association) and to solicit proxies for that number of WGI Designees such that the total number of WGI Designees on the Supervisory Board immediately after such election will be two (2). WGI shall provide the Secretary of CB&I in writing within 10 days after CB&I notifies WGI that CB&I is preparing its proxy statement with (i) the names, (ii) required background information under Regulation 14A of the Exchange Act, Dutch law and the rules of any securities exchange, and (iii) such other information regarding such individuals and their affiliations as CB&I may reasonably request, regarding the WGI Designees (and back-up nominees) for the next election of directors. The nominees for the remaining directors comprising the Supervisory Board, other than any FRF Designees, shall be selected by the Noninvestor Directors (upon recommendation of the CB&I Nominating Committee or otherwise), and WGI and the WGI Designees shall use their best efforts (including voting as shareholders) to cause the election of the slate of directors recommended by the Supervisory Board; provided, however, that WGI and the WGI Designees shall not be so obligated if the WGI Designees are not included in such slate of directors.

         (c) Each WGI Designee shall have such business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly-held enterprise (Michael D. Winfield, William H. White and current Supervisory Board members shall be deemed to have such qualifications). No WGI Designee who is an officer, director, partner or principal shareholder of a Competitor shall serve as a director of CB&I.

         (d) In the event that the aggregate beneficial ownership of WGI and its Affiliates and Associates shall be less than 17 1/2% of the Voting Securities then outstanding, the number of WGI Designees shall be reduced as follows:

                   WGI Percentage Ownership                    Number of
                     of Voting Securities                    WGI Designees
                   ------------------------                  -------------

         Less than 17 1/2% but at least 10% of Voting           one (1)
         Securities outstanding

         Less than 10% of Voting Securities outstanding            0

If for any period of 30 consecutive days WGI and its Affiliates and Associates beneficially own a percentage of Voting Securities then outstanding that would entitle them to fewer than the number of WGI Designees that were in office immediately after the last shareholders meeting to appoint directors, at the request of the Supervisory Board, WGI shall use its best efforts to cause the resignation of such number of WGI Designees in excess of the number to which it would be entitled pursuant to this Section 6.01(d). If for any period of 30 consecutive days WGI and its Affiliates and Associates beneficially own in the aggregate less than 10% of the Voting Securities then outstanding, WGI shall not then or thereafter be entitled to designate any nominee to the Supervisory Board.

         (e) So long as WGI and its Affiliates and Associates are entitled to designate at least two (2) WGI Designees, each committee of the Supervisory Board (other than the Nominating Committee or any special committee of Independent Directors constituted for the purposes set forth in the last sentence of this Section 6.01(e)) shall at all times include at least one WGI Designee and no action by any such committee shall be valid unless taken at a meeting for which adequate notice has been duly given to or waived by the members of such committee. The WGI Designee designated by WGI to serve on any committee of the Supervisory Board may designate as his alternate another WGI Designee designated by WGI. The parties hereto agree that the regulations of the Supervisory Board shall provide that a special committee of the Supervisory Board composed entirely of disinterested Independent Directors shall be constituted for the purpose of evaluating (i) any Significant Transaction or
(ii) any transaction, issue or matter involving WGI or its Affiliates or Associates, which special committee shall report its conclusions and recommendations to the Supervisory Board as a whole.

         (f) Notwithstanding anything contained herein, if the WGI Designees are not included as nominees for directors by the Supervisory Board or if the Supervisory Board does not solicit proxies for such WGI Designees at any shareholders meeting required by the provisions of Section 6.01(b) (whether or not such obligation is enforceable), and the Company shall not have complied with said Section 6.01(b) within 20 days after written notice of such breach is provided by WGI to the Company (or the Company shall have given written notice to

WGI during such period that it does not intend to comply), the provisions of Articles II, IV and V of this Agreement shall terminate and be of no further force and effect.

         Section 6.02 Director Compensation. WGI Designees will be compensated in the same manner as other nominees or directors (including reimbursement of expenses).

         Section 6.03 Indemnification. Upon the election of any WGI Designee to the Supervisory Board, CB&I shall (a) indemnify and hold harmless (and exculpate) against any and all liabilities and claims against him as a result of his affiliation with CB&I and (b) provide to any WGI Designee liability insurance, in each case of clause (a) and (b) above to the same extent provided or made available to other members of the Supervisory Board.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01 Assignment of Holders' Rights; Third Party Beneficiaries.
(a) The rights and obligations of WGI under this Agreement may be assigned or transferred by any Holder to an Assignee, provided that all of the following conditions are satisfied: (i) such assignment is effected in accordance with applicable securities laws and the provisions of this Agreement; (ii) such Assignee agrees in writing to become subject to the terms of this Agreement (provided, however, that such Assignee other than an Affiliate of WGI shall not have the rights of WGI under Article VI hereof unless specifically agreed to by CB&I in writing); and (iii) CB&I is given written notice by such Holder of such assignment, stating the name and address of the Assignee and identifying the Holders' Securities with respect to which such rights are being assigned. Notwithstanding the foregoing or the restrictions set forth in Article IV or
Article V, WGI may enter into and consummate the First Reserve Deal.

         (b) Except as provided in Section 7.01(a), this Agreement and the rights of the parties hereunder may not be assigned and shall be binding on and inure to the benefit of the parties hereto and their successors.

         (c) This Agreement is expressly intended to confer upon the present and future shareholders of CB&I (including Gerald M. Glenn and Timothy J. Wiggins as signatories hereto), as third party beneficiaries, the benefits of all covenants and agreements made by WGI herein with privity to enforce such provisions with all rights and remedies under applicable law, including the right of specific performance and injunctive relief set forth in Section 7.08. Each CB&I shareholder not signatory to this Agreement shall be deemed to have been notified of such intended third party benefit by disclosure thereof in any public filing by CB&I concerning this Agreement and, to the extent acknowledgment of such benefits is required by the law of any jurisdiction, to have acknowledged and accepted such benefits as a third party beneficiary by casting his vote concerning the transactions contemplated by this Agreement and the Purchase Agreement at the Shareholders' Meeting.

         Section 7.02 Term; Effectiveness. The term of this Agreement will begin (and this Agreement will become effective) upon the date hereof and will continue until the date on which WGI and its Affiliates and Associates no longer beneficially own Securities representing in the aggregate at least ten percent (10%) of the total number of shares of Voting Securities then outstanding; provided, however, that the Holders shall continue to have the rights provided for in Article III of this Agreement as long as they beneficially own in the aggregate at least five percent (5%) of the total number of shares of Voting Securities then outstanding. The provisions of Sections 3.04, 3.06 and 6.03 hereof shall survive the termination of this Agreement.

         Section 7.03 Entire Agreement; Amendment; Waivers. This Agreement constitutes the entire agreement and understanding between WGI and CB&I and supersedes all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by WGI and CB&I and approved by a majority of the members of a special committee of the Supervisory Board of the type referred to in Section 6.01(e) (but shall not require the consent of any third party beneficiaries referred to in Section 7.01(c)). The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         Section 7.04 Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by facsimile, telex or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (1)      if to CB&I, addressed to it at:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Chairman of the Supervisory Board
                           Fax: (815) 439-6297

                           with a copy to:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Secretary
                           Fax: (815) 439-6600

; and

                  (2)      if to Seller, addressed to it at:

                           WEDGE Group Incorporated
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attn: President
                           Fax: (713)520-1041

                           with a copy to:

                           WEDGE Group Incorporated
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attn: General Counsel
                           Fax: (713)524-3586

         Section 7.05 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY
(A) NEW YORK COURT, OR FEDERAL COURT OF THE UNITED STATES OF AMERICA, SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OR (B) DUTCH COURT SITTING IN THE NETHERLANDS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES THAT ANY CLAIM IN RESPECT OF ANY SUCHACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT (OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT) OR IN SUCH DUTCH COURT, (ii) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH

NEW YORK STATE OR FEDERAL COURT OR IN SUCH DUTCH COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT OR IN SUCH DUTCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.04.

         Section 7.06 WAIVER OF CERTAIN CLAIMS. NEITHER WGI NOR CB&I SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY LOSSES, COSTS, EXPENSES OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES, SUFFERED BY SUCH PARTY. WGI AND CB&I HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO ASSERT ANY CLAIM FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. THE WAIVER PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY PERSON WHICH SEEKS THE BENEFIT OF SUCH PROVISION. WGI AND CB&I ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

         Section 7.07 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         Section 7.08 Specific Performance. Each of the parties hereto recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Purchase Agreement, that CB&I would not have entered into the Purchase Agreement unless this Agreement was executed and that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party (including any present or future shareholder of

CB&I) shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         Section 7.09 Conflict with Articles. It is expressly agreed that whether or not the Articles of Association fully incorporate the provisions hereof, or any of them, the parties' rights and obligations shall be governed by this Agreement which shall prevail, to the extent lawful, in the event of any ambiguity or inconsistency between this Agreement and the Articles of Association.

         Section 7.10 Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 7.12 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 7.13 Approval/Recommendation by Supervisory Board. Any references herein to "approval by the Supervisory Board", "recommended by the Supervisory Board" or any similar phrase shall mean any approval or recommendation of the Supervisory Board or any approval or recommendation of any committee or other corporate body, including the shareholders, to which the Supervisory Board expressly delegates or assigns the power to approve or recommend.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.



                                   WEDGE GROUP INCORPORATED


                                   By: /s/ Richard E. Blohm, Jr.
                                      ------------------------------
                                   Title: Vice President


                                   CHICAGO BRIDGE & IRON COMPANY N.V.
                                   BY: CHICAGO BRIDGE & IRON COMPANY
                                       B.V., ITS MANAGING DIRECTOR


                                   By: Gerald M. Glenn
                                      ------------------------------
                                   Title: Managing Director


                                   GERALD M. GLENN
                                   ---------------------------------
                                   CB&I Shareholder


                                   TIMOTHY J. WIGGINS
                                   ---------------------------------
                                   CB&I Shareholder

                                                                         Annex A


1. Amend the Articles of Association to provide that any transaction involving WGI or First Reserve (or their respective Affiliates) or any Business Combination or Recapitalization otherwise requiring a shareholder vote shall require approval by at least 80% of the Voting Securities then outstanding at a time when any Person (and its Affiliates and Associates) or "group" owns 15% or more of the Voting Securities then outstanding.

2. Amend the Articles of Association to provide that registered shares shall be converted into bearer shares at the written request of a shareholder, unless such conversion has been limited or excluded upon issuance of those shares.

3. Amend the Articles of Association to add the requirement in a transfer of registered shares that the endorsement by the company or its transfer agent be made upon the share certificate and that the share certificate must be delivered to the company or its agent upon transfer; transfers not consistent with this requirement will not be enforceable against the company.

4. Amend the Articles of Association to provide that the Supervisory Board may draw up rules and regulations pertaining to voting, including as to the nomination of directors, and provisions relating to Board composition and governance, and to give effect to the matters agreed upon in the Shareholder Agreements.